EXHIBIT 99.1

PRESS RELEASE
Fidelity National Financial, Inc. Reports First Quarter 2008 EPS of $0.13
Jacksonville, Fla. — (April 23, 2008) — Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, specialty insurance, claims management services and information services, today reported operating results for the three-month period ended March 31, 2008.

	1st Quarter 2008	1st Quarter 2007
Total revenue	$1.14 billion	$1.37 billion
Pre-tax margin	3.3%	9.3%
Net earnings	$27.2 million	$83.4 million
Net earnings per diluted share	$0.13	$0.37
Cash flow from (used in) operations	($74.9 million)	$84.1 million
Return on average equity	3.4%	9.6%
     The following are summary financial and operational results for the operating segments of FNF for the three-month periods ended March 31, 2008 and 2007:
     Fidelity National Title Group (“FNT”)

	1st Quarter 2008	1st Quarter 2007
Total revenue	$1.01 billion	$1.25 billion
Pre-tax earnings	$54.0 million	$114.8 million
Pre-tax margin	5.3%	9.2%

Month	Direct Orders Opened	Direct Orders Closed	Closing %
January 2008	201,100	88,000	44%
February 2008	188,900	108,000	57%
March 2008	172,200	111,800	65%

First Quarter 2008	562,200	307,800	55%

Month	Direct Orders Opened	Direct Orders Closed	Closing %
January 2007	212,900	128,700	60%
February 2007	202,000	120,300	60%
March 2007	237,500	141,400	60%

First Quarter 2007	652,400	390,400	60%

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In thousands)	Fee Per File
1st Quarter 2008	12,300	7,400	$66,600	$9,000
1st Quarter 2007	15,100	7,300	$75,400	$10,400
- The preceding table only includes commercial activity from FNF’s commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.
     Specialty Insurance

	1st Quarter 2008	1st Quarter 2007
Total revenue	$88.5 million	$99.0 million
Pre-tax earnings	$9.4 million	$25.4 million*
Pre-tax margin	10.6%	25.7%

*	The 1st quarter 2007 Specialty Insurance results include a $12.2 million benefit from an adjustment related to the deferral and amortization of certain costs over the life of a policy, consistent with the recognition of the premiums. The adjustment represents costs deferred as of March 31, 2007, on policies issued over the prior twelve months.
     “We continue to navigate through difficult economic conditions, particularly in the mortgage and real estate markets,” said Chairman William P. Foley, II. “We did see a surge in open order volumes after the 75 basis point inter-meeting Fed rate cut, but those elevated levels did not continue through the rest of the quarter. While we peaked above 11,000 open orders per day for a few weeks in late January and early February, open orders have settled down closer to 8,000 to 8,500 per day over the last six weeks. Even that order volume is the highest level we have seen since the summer of 2007, right before the credit crisis hit the mortgage markets. We have definitely seen a better start to 2008, particularly given that the first quarter is generally the weakest quarter of the year and the fact that we now have our cost structure better aligned with that level of order volumes. On the claims front, we were encouraged by our performance in the first quarter and continue to be confident in our reserve position, as no single calendar year showed more than a 10 basis point positive or negative change in the ultimate expected loss experience. This was the best quarterly performance versus the actuarial model since the first quarter of 2007. Overall, we are prepared for the operating environment to remain challenging and we will continue to seek out ways to maximize the profitability of our title insurance operations, even if it is in the face of continued difficult mortgage and real estate markets.”
     Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, specialty insurance, claims management services and information services. FNF is one of the nation’s largest title insurance companies through its title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — that issue approximately 28 percent of all title insurance policies in the United States. FNF also provides flood insurance, personal lines insurance and home warranty insurance through its specialty insurance business. FNF also is a leading provider of outsourced claims management services to large corporate and public sector entities through its minority-owned subsidiary, Sedgwick CMS. FNF is also a leading information services company in the human resource, retail and transportation markets through another minority-owned subsidiary, Ceridian Corporation. More information about FNF can be found at www.fnf.com.
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward- looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations,
904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In thousands, except per share amounts and order information)

	Three months ended
	March 31,
	2008	2007
	(Unaudited)
Direct title premiums	$304,779	$418,597
Agency title premiums	423,436	542,146

Total title premiums	728,215	960,743
Escrow, title-related and other fees	273,621	256,980

Total title and escrow	1,001,836	1,217,723

Specialty insurance	84,827	94,998
Interest and investment income	43,701	49,959
Realized gains and losses	8,477	6,382

Total revenue	1,138,841	1,369,062

Personnel costs	361,878	435,260
Other operating expenses	267,870	234,441
Agent commissions	328,009	420,157
Depreciation and amortization	36,895	29,354
Claim loss expense	87,505	110,986
Interest expense	18,636	11,977

Total expenses	1,100,793	1,242,175

Earnings before income taxes	38,048	126,887
Income tax expense	12,175	45,045
Minority interest	(1,372)	(1,557)

Net earnings	$27,245	$83,399

Net earnings per share — basic	$0.13	$0.38

Net earnings per share — diluted	$0.13	$0.37

Weighted average shares — basic	211,110	219,014

Weighted average shares — diluted	213,528	222,912

Direct operations orders opened	562,200	652,400
Direct operations orders closed	307,800	390,400
Fee per file	$1,447	$1,557
Actual title claims paid	$75,675	$55,275

FIDELITY NATIONAL FINANCIAL, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

Three Months Ended			Specialty	Corporate
March 31, 2008	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,086,663	$970,717	84,827	31,119

Interest and investment income	43,701	38,392	3,579	1,730
Realized gains and losses	8,477	2,453	93	5,931

Total revenue	1,138,841	1,011,562	88,499	38,780

Personnel costs	361,878	334,321	11,340	16,217
Other operating expenses	267,870	208,075	33,154	26,641
Agent commissions	328,009	328,009	—	—
Depreciation and amortization	36,895	30,089	1,510	5,296
Claim loss expense	87,505	54,613	32,892	—
Interest expense	18,636	2,410	184	16,042

Total expenses	1,100,793	957,517	79,080	64,196

Pretax earnings	38,048	54,045	9,419	(25,416)

Pretax margin	3.3%	5.3%	10.6%	—

Open orders	562,200	562,200	—	—
Closed orders	307,800	307,800	—	—

Three Months Ended			Specialty	Corporate
March 31, 2007	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,312,721	$1,200,916	$94,998	$16,807

Interest and investment income	49,959	42,009	4,003	3,947
Realized gains and losses	6,382	3,161	(31)	3,252

Total revenue	1,369,062	1,246,086	98,970	24,006

Personnel costs	435,260	410,573	11,599	13,088
Other operating expenses	234,441	198,408	21,052	14,981
Agent commissions	420,157	420,051	—	106
Depreciation and amortization	29,354	26,917	1,558	879
Claim loss expense	110,986	72,056	38,930	—
Interest expense	11,977	3,309	405	8,263

Total expenses	1,242,175	1,131,314	73,544	37,317

Pretax earnings	126,887	114,772	25,426	(13,311)

Pretax margin	9.3%	9.2%	25.7%	—

Open orders	652,400	652,400	—	—
Closed orders	390,400	390,400	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In thousands, except per share amounts)

	March 31,	December 31,
	2008	2007
	(Unaudited)
Cash and investment portfolio	$4,532,380	$4,671,383
Goodwill	1,338,571	1,339,705
Title Plant	332,768	331,888
Total assets	7,475,348	7,587,853
Notes payable	1,182,299	1,167,739
Reserve for claim losses	1,395,858	1,419,910
Secured trust deposits	702,265	689,935
Total stockholders’ equity	3,231,074	3,244,088
Book value per share	15.11	15.23
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